Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated June 16, 2026, relating to the financial statements of Veraxa Biotech Holding AG for the period from June 25, 2025 (inception) through December 31, 2025. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York
July 31, 2026